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FOR ADDITIONAL INFORMATION CONTACT:
DAVID MARGULIES/JIM LAWRENCE
(214) 368-0909 (800) 710-5292 (PAGER)

                  AMERISERVE CLOSES SALE OF EQUIPMENT DIVISION

        Addison, Texas (Aug. 15, 2000) --- AmeriServe Food Distribution, Inc. today announced the closing of the sale of its Equipment Division assets to an affiliate of North Texas Opportunity Fund LP. North Texas was the successful bidder at the auction conducted by AmeriServe. The sale was approved by the U.S. Bankruptcy Court in Wilmington, Del., on August 2, 2000.

        AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is one of the nation's largest distributors specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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